Exhibit 99.1

Valion Bio’s New Leadership Unveils 30-Day Agenda to Accelerate Clinical Pipeline and Unlock Shareholder Value

Interim CEO Dean Zikria’s initial review prioritizes Entolimod and pipeline advancement, commercialization of Velocity Bioworks, and strategic opportunities to maximize the value of the Company’s integrated capabilities

SAN ANTONIO, TX / October 21, 2026 / ACCESS Newswire -- Valion Bio, Inc. (NASDAQ:VBIO) (“Valion” or the “Company”), a clinical-stage biopharmaceutical company developing biologics that activate innate immune pathways for cytoprotection and immune modulation, today shared the initial findings and priorities from Dean Zikria’s first 30 days as Interim Chief Executive Officer. Mr. Zikria’s strategic review has set a focused agenda built on three priorities:

●	Advancing the development of Entolimod and other pipeline assets;
●	Pursuing customer and revenue capabilities for Velocity Bioworks (“Velocity”), the Company’s wholly owned contract development and manufacturing organization (“CDMO”); and
●	Evaluating strategic partnerships, co-investment structures, licensing deals, and/or other transactions for Velocity that could unlock additional value from the CDMO.

"Having served on Valion's Board of Directors for more than seven years, I have a deep understanding of the Company's science, assets, and people, and I believe those factors provide a meaningful foundation for future success," said Mr. Zikria. "It is also clear to me there has been a significant and persistent gap between these and how the stock market has seen and valued our Company. My initial review has reinforced the importance of translating our underlying strengths into measurable development progress, commercial traction, and disciplined capital allocation. Our focus is on advancing the opportunities with the greatest potential to create value for shareholders, while remaining pragmatic about how we fund, develop, and commercialize our assets."

Entolimod: A Government-Backed Lead Asset with Multiple Paths Forward

Entolimod, Valion’s lead biologic drug candidate for Acute Radiation Syndrome (“ARS”), is designed to activate innate immune pathways and is being investigated for its potential to protect cells and tissues against severe radiation-induced injury in both prophylactic and therapeutic settings. The program has received approximately $35.6 million in non-dilutive funding from U.S. government agencies to date, holds U.S. Food and Drug Administration (“FDA”) Fast Track and Orphan Drug designations for ARS, and is supported by a substantial body of human safety data that provides an established foundation for continued development.

Entolimod’s development is now advancing on several fronts:

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Gastrointestinal radiation injury: Entolimod is being evaluated by the Armed Forces Radiobiology Research Institute (“AFRRI”) in a U.S. Department of War-funded program focused on radiation-induced gastrointestinal (“GI”) injury. Current FDA-approved medical countermeasures for ARS address the hematopoietic, or bone-marrow, component of radiation injury in patients exposed to bone-marrow suppressing doses of radiation; no treatment is currently approved for the GI component of ARS.¹ Entolimod is being investigated for its potential to provide broader cytoprotection across both hematopoietic and gastrointestinal tissues.

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Oral mucosal formulation: In collaboration with Shear Kershman Laboratories (“SKL”), Valion is pursuing an oral mucosal formulation of Entolimod using SKL’s proprietary BioViscid™ drug-delivery platform, creating an additional development and deployment pathway alongside the injectable program. Different formulations could ultimately serve different preparedness requirements depending on pharmacokinetics, stability, dosing, regulatory status and procurement needs.

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Cancer patients receiving high-dose radiation: Valion is working with Sheba Medical Center towards a clinica[ML1] l trial evaluating Entolimod in cancer patients receiving high doses of irradiation, representing another potential development pathway.

“Entolimod has benefited from substantial government support, human safety experience, and continued interest in its potential applications in radiation injury,” said Mr. Zikria. “We are evaluating how to build on that foundation through ongoing research, additional development pathways, and formulation innovation. An oral mucosal formulation, if successfully developed and validated, could offer a differentiated administration option with potential relevance to emergency preparedness and other settings where rapid, scalable deployment may be important.”

Valion believes these complementary efforts could significantly broaden Entolimod’s potential applications and opportunities over time.

Entolasta: Expanding the Therapeutic Opportunity

In parallel, Valion plans to advance Entolasta, a next-generation Toll-like receptor 5 (“TLR5”) agonist being developed for potential therapeutic applications, including oncology supportive care. Together, Entolimod and Entolasta represent the Company’s broader effort to develop biologics targeting innate immune pathways across clinically significant areas of unmet need. The Company’s development priorities will focus on evaluating the evidence, milestones, and resource requirements of each program to guide decisions on advancement and potential partnering opportunities.

Velocity Bioworks: Turning Manufacturing Capabilities into Commercial Momentum

Velocity Bioworks is part of Valion’s own domestic biologics supply chain, supporting the Company’s development strategy for Entolimod while also offering traditional CDMO services to biotechnology companies seeking U.S.-based manufacturing for their early-phase biologics programs. Valion is actively pursuing new customer relationships for Velocity, and converting these discussions into customer programs represents a potential near-term commercial opportunity to improve facility utilization, generate service revenue, and establish relationships that may support longer-term business growth.

“Velocity is an important part of Valion’s opportunity to translate technical capabilities into commercial value,” said Mr. Zikria. “We are actively pursuing new customers and evaluating opportunities to expand the CDMO’s reach. Our priority is to build commercial momentum around the capabilities we have, while determining how best to position Velocity for sustainable growth and greater strategic value.”

Evaluating Strategic Opportunities to Unlock Velocity’s Value

Under Mr. Zikria’s leadership, Valion has begun actively evaluating strategic opportunities for Velocity, which may include, but are not limited to, strategic partnerships, joint ventures, co-investment arrangements, licensing deals, and/or a sale. The objective is to identify the structure that best positions Velocity to expand its commercial reach, access appropriate resources, and maximize its potential while supporting Valion’s broader strategic and financial priorities.

“Commercial execution and strategic flexibility are not mutually exclusive,” said Mr. Zikria. “We are pursuing customer and licensing opportunities while evaluating the full range of strategic options available to us, whether continued development within Valion, a strategic partnership, co-investment, or another structure that creates value for shareholders.”

The Company has not committed to any specific transaction, and there can be no assurance that the review will result in an agreement or transaction on favorable terms, or at all. Valion does not expect to disclose developments with respect to this process unless and until the evaluation of strategic opportunities has been completed or the Board of Directors has concluded that disclosure is appropriate or legally required.

A Disciplined Focus on Execution and Value Creation

Mr. Zikria’s first 30 days have established a clear agenda centered on clinical development, commercial execution, and strategic flexibility.

“Our responsibility is to translate Valion’s assets and capabilities into tangible progress,” concluded Mr. Zikria. “That means advancing our science, pursuing commercial opportunities with discipline, and remaining open to the strategic structures that can best support our objectives. We intend to approach these priorities with urgency, accountability, and a clear focus on long-term value creation.”

About Valion Bio, Inc.

Valion Bio, Inc. (NASDAQ:VBIO) is developing biologics that activate innate immune pathways for cytoprotection and modulate immune responses in conditions driven by radiation, disease and immune dysregulation.

The Company’s lead candidate, Entolimod, is being developed as a potential medical countermeasure for Acute Radiation Syndrome (“ARS”) and has been evaluated in animal models under the U.S. Food and Drug Administration’s (“FDA”) Animal Rule, which allows the Agency to approve new drugs and biological products based on animal efficacy studies when human clinical trials are not ethical or feasible, such as in the case of acute radiation exposure. Entolimod is a novel Toll-like Receptor 5 agonist designed to activate NF-κB signaling pathways associated with cellular protection, tissue recovery and immune response. The product candidate has received Fast Track and Orphan Drug designations from the FDA. Valion holds an exclusive, worldwide license from Statera Biopharma to develop and commercialize Entolimod for ARS, radiation-induced neutropenia, and other indications.

Valion is also advancing Entolasta, a next-generation TLR5 agonist designed for potential use in broader therapeutic applications, including oncology supportive care. The Company’s pipeline includes potential programs in neutropenia and immune dysfunction.

Valion’s wholly owned subsidiary, Velocity Bioworks, is a biologics contract development and manufacturing organization providing development and manufacturing services to Valion to support its internal pipeline, with the objective of increasing manufacturing control, reducing costs, accelerating development timelines and strengthening domestic supply-chain security.

For more information, visit www.valionbio.com.

Forward-Looking Statements

This press release may contain “forward-looking statements” that are subject to substantial risks and uncertainties. All statements, other than statements of historical fact, contained in this press release are forward-looking statements. Forward-looking statements contained in this press release may be identified by the use of words such as “anticipate,” “believe,” “contemplate,” “could,” “estimate,” “expect,” “intend,” “seek,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “target,” “aim,” “should,” “will” “would,” or the negative of these words or other similar expressions, although not all forward-looking statements contain these words. Forward-looking statements are based on Valion’s current expectations and are subject to inherent uncertainties, risks, and assumptions that are difficult to predict. Further, certain forward-looking statements are based on assumptions as to future events that may not prove to be accurate. Forward-looking statements in this press release include, among others, statements regarding: the timing and success of preclinical and clinical trials and study results, including the AFRRI/NIAID studies described herein; the development and regulatory advancement of Entolimod under the FDA Animal Rule; the timing and outcome of regulatory or government interactions; the initiation, design, timing and outcome of investigator-sponsored studies in neutropenia; the development and potential applications of Entolasta; the ability of the Company to expand the TLR5 platform into oncology supportive care or other indications; and the Company’s ability to obtain additional capital and the continued listing of the Company’s common stock on the Nasdaq Capital Market. Given these risks and uncertainties, you are cautioned not to place undue reliance on such forward-looking statements. For a discussion of other risks and uncertainties, and other important factors, any of which could cause Valion’s actual results to differ from those contained in the forward-looking statements, see Valion’s filings with the SEC, including, its Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on March 30, 2026, under the heading “Risk Factors”; as well as the Company’s subsequent filings with the SEC. Forward-looking statements contained in this press release are made as of this date, and Valion undertakes no duty to update such information except as required by applicable law.

Investor and Media Contact
Stephen Kilmer
(646) 274-3580
stephen.kilmer@valionbio.com